EXHIBIT 16

[Letterhead of Weinick Sanders Leventhal & Co., LLP]



February 19, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         We were previously the independent accountants for CFI Mortgage Inc. Effective February 6, 1998, we were dismissed as independent accountants of CFI Mortgage Inc.


         We have read CFI Mortgage Inc.'s statements included under Item 4 of its Form 8-K/A dated February 6, 1998, and we agree with such statements.


Very truly yours,

WEINICK SANDERS LEVENTHAL & CO., LLP

By:     /S/ LEON MAZURSKY
        Leon Mazursky, CPA
         Executive Partner